SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : December 31, 2010

Commission File No. 333-136643

ONE BIO, CORP.
(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 100, Aventura, FL 33180
(Address of principal executive offices)

305-328-8662
(Issuer telephone number)

(Former Name and Address)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(i)  Effective as of January 31, 2011, we entered into a Third Loan Extension Agreement with UTA Capital and other investors (collectively the “Investors” or “Purchasers” and together with the Company the “Parties”), pursuant to which, among other things, the Maturity Dates of the Amended Notes we issued to the Investors were extended to: (a) April 1, 2011; (b) May 1, 2011, upon notice from us given not later than March 21, 2011; and (c) June 1, 2011, upon notice from us given not later than April 21, 2011 (each such date being the “Amended Maturity Date” to the extent we have elected to extend the Maturity Date to such date), provided as to each such extension that no Event of Default has occurred and is continuing under the Amended Notes.  Pursuant to the Third Loan Extension Agreement, the Investors agreed to replace with June 30, 2011, the Amended Maturity Date in Sections 3 and 4 of the New Warrants issuable to each of the Purchasers pursuant to the terms August Modification Agreement.  The Purchasers also agreed that we will no longer have any obligation to pay the Cancellation Premium to the Purchasers pursuant to Section 5 of the August Modification Agreement (except that we are obligated to pay the Cancellation Premium to one former Investor).

In exchange for the Purchasers’ agreement to further extend the Maturity Date of the Amended Notes through the Amended Maturity Date, we agreed:  to pay an extension fee of $29,000; to issue to the Purchasers five (5) year Second Extension Warrants which entitle the Purchasers to purchase up to an aggregate of 90,000 shares of Common Stock at an initial exercise price of $3.00 per share; on April 2, 2011, if any of the Amended Notes are outstanding and not fully repaid by April 1, 2011, to pay a $72,500 fee, and issue to the Purchasers 58,000 shares of Common Stock for no additional consideration; on May 2, 2011, if any of the Amended Notes are outstanding and not fully repaid by May 1, 2011, to pay a $72,500 fee, and to issue to the Purchasers 58,000 shares of Common Stock for no additional consideration; and to cause one or more of our principal shareholders to deposit 300,000 shares of our Common Stock as additional Pledged Stock under the Stockholder Pledge and Security Agreement.   The Investors also agreed to convert $150,000 in principal amount under the Amended Notes into shares of common stock under the terms set forth in the Third Loan Extension Agreement.

(ii)  Effective as of February 28, 2011, we entered into a consulting agreement with the Investors (as the Consulting Firms), to provide certain consulting services to us until November 10, 2011.  Pursuant to the Consulting Agreement we granted to each Consulting Firm, the option to sell to us (the “Put Right”) an aggregate of 150,000 shares of our Common Stock (not more than 90,000 shares prior to November 10, 2011) at a price of $5.00 per share at any time or from time to time after June 8, 2011 and ending June 7, 2016.  As security for our Put Right obligations, we agreed that no later than one day following the later of (1) release of any existing collateral securing any other obligations of ONE to a Consulting Firm, and (2) termination of UTA’s signature authority over ONE’s PRC-based accounts, but in any event no later than May 31, 2011, time being of the essence with respect to such date:  to establish and fund a PRC-based bank cash or investment account, under the sole control of UTA Capital LLC as regards withdrawals and transfers of funds (the “Blocked PRC Account”), that shall at all times hold cash or short-term cash-equivalents initially in the amount of $1,500,000, but at all times equal to not less than 200% of the aggregate amount due under all Put Rights if all shares subject thereto and not previously purchased by us were tendered, and in no event less than $750,000 and to cause one or more of our principal shareholders to deposit 500,000 shares our common stock (with stock powers duly endorsed in blank and signature guarantees) until the first to occur of (x) all remaining shares subject to Put Rights are purchased, or (y) December 31, 2011, at which time the Share Collateral (as defined in the Consulting Agreement) shall be released and the US Cash Collateral Account (as defined in the Consulting Agreement) shall terminate.

As alternative security for the foregoing Put Right obligations, we may at any time establish and grant to the Purchasers, in lieu of and substitution for the Blocked PRC Account and Share Collateral, a first priority security interest in a U.S. bank deposit account (the “US Cash Collateral Account”), having cash or short-term cash-equivalents at all times equal to not less than 110% of the aggregate amount due under all Put Rights, pursuant to an account control  agreement with UTA Capital LLC and a US banking institution granting UTA Capital LLC customary rights as a pledgee and account control party under the Uniform Commercial Code, including the right to take full possession of and title thereto in the event we default in ours obligations under the Consulting Agreement.  In the event we default in our obligation to promptly purchase any shares which are the subject of Put Rights from any Consulting Firm, or to establish by May 31, 2011 the collateral described in Section 3(b) of the Consulting Agreement, then, in addition to such Consulting Firm’s right to seek specific performance of (i) the Put Rights, (ii) the right to obtain the collateral described above and/or (iii) its rights as pledgee as against the Blocked PRC Account and Share Collateral or the US Cash Collateral Account described above, the per share Put Price for the un-purchased shares which are subject to the Put Rights shall be increased at the rate of 5% per month or any part of a month that such default continues.  We also have the right to accelerate consummation of the Put Rights at a discount as set forth in the Consulting Agreement.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

(i)  Pursuant to the Independent Directors Agreements with each of our independent directors, for the quarter ended December 31, 2010, we granted to each of our independent directors two hundred fifty (250) shares of our common stock  and (ii) a five (5) year option to purchase options to purchase 250 shares of our common stock (at an exercise price equal to the fair market value of a share of the common stock as of December 31, 2010) were vested.

(ii)  During the period from December 20, 2010 to January 19, 2011, we sold an aggregate of 519,205 shares of our common stock for a total consideration of $346,000, which sales were made pursuant to Section 4(2) of the Securities Act to investors who were either current shareholders and other investors with whom the Company and/or its affiliates have a substantive, pre-existing relationship and who were contacted directly by the Company and/or its affiliates outside of the public offering efforts.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits

Exhibit No.	Description

10.01	Third Loan Extension Agreement dated effective as of January 31, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

10.02	Consulting Agreement dated effective as of February 28, 2011, between ONE Bio, Corp. and UTA Capital LLC, Gal Dymant and Alan Fournier.

10.03	Form of Subscription Agreement

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Bio, Corp.

March 9, 2011	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer and Director

March 9, 2011	/s/ Cris Neely
Cris Neely
Chief Financial Officer and Director

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